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                                                                Exhibit 10.a







                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


                                PLC SYSTEMS INC.




                         ------------------------------



                                 April 23, 1998


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         CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of April 23, 1998
(this "AGREEMENT"), among PLC Systems Inc., a corporation organized and existing under the laws of British Columbia, Canada (the "COMPANY"), Southbrook International Investments, Ltd., a British Virgin Islands corporation ("SOUTHBROOK"), Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("BROWN SIMPSON L.P."), and Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("BROWN SIMPSON LIMITED"). Southbrook, Brown Simpson Limited and Brown Simpson LP are each sometimes referred to herein as a "PURCHASER" and collectively as the "PURCHASERS."

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire, severally and not jointly, to purchase up to an aggregate principal amount of $10,000,000 of the Company's to be created Convertible Debentures, due April 23, 2003 (the "CONVERTIBLE DEBENTURES"), which are convertible into shares of the Company's common stock, no par value (the "COMMON STOCK").

         IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

        1.1 PURCHASE AND SALE, Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase an aggregate principal amount of up to $10,000,000 of Convertible Debentures, at the closings described below. All references herein to "dollars" or "$" shall be to U.S. dollars (U.S.$) unless otherwise specified.

        1.2 THE CLOSINGS (a) THE TRANCHE CLOSINGS. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase an aggregate principal amount of $5,000,000 of Convertible Debentures (the"TRANCHE 1 DEBENTURES") for an aggregate purchase price of $5,000,000, each Purchaser being obligated to pay a purchase price equal to the principal amount of Tranche 1 Debentures to be issued and sold to it at the Tranche 1 Closing
(as defined below). The closing of the purchase and sale of the Tranche 1 Debentures (the "TRANCHE 1 CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("ROBINSON SILVERMAN"),
1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Tranche 1 Closing

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is hereinafter referred to as the "TRANCHE 1 CLOSING DATE."

                           (ii) At the Tranche 1 Closing,  (a) the Company
shall deliver (A) to Southbrook (1) $4,000,000 aggregate principal amount of Tranche 1 Debentures and the Southbrook Tranche 1 Warrant (as defined in Section 3.17), each registered in the name of Southbrook, (2) the legal opinions of Mintz, Levin, Cohen, Ferris, Glovsky and Popeo, P.C. and DuMoulin, Black, substantially in the forms attached hereto as EXHIBIT E-1 and EXHIBIT E-2, respectively (the "TRANCHE 1 OPINIONS"), and (3) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Company to Southbrook pursuant to this Agreement; (B) to Brown Simpson Limited (1) $750,000 aggregate principal amount of Tranche 1 Debentures and the Tranche 1 Brown Simpson Limited Warrant, each registered in the name of Brown Simpson Limited, (2) a Tranche 1 Opinion, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Company to Brown Simpson Limited pursuant to this Agreement; and (C) to Brown Simpson L.P. (1) $250,000 aggregate principal amount of Tranche 1 Debentures and the Tranche 1 Brown Simpson L.P. Warrant, each registered in the name of Brown Simpson L.P., (2) a Tranche 2 Opinion, and
(3) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Company to Brown Simpson L.P. pursuant to this Agreement; and (b) each Purchaser shall deliver to the Company (1) the purchase price for the Tranche 1 Debentures being purchased by it at the Tranche 1 Closing, determined in accordance with Section 1.2(a)(i), in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Tranche 1 Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by such Purchaser pursuant to this Agreement.

            (b) THE TRANCHE 2 CLOSING. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right by delivery of written notice to the Purchasers (a "SUBSEQUENT TRANCHE NOTICE") to require the Purchasers, severally and not jointly, to purchase Convertible Debentures in such aggregate principal amount not to exceed $5,000,000 (subject to reduction as hereinafter provided) as the Company may designate in such notice (the "TRANCHE 2 DEBENTURES"), each Purchaser being obligated (subject to the terms and conditions hereof) to purchase such portion of the aggregate principal amount of such Convertible Debentures as equals such Purchaser's pro rata portion of the aggregate principal amount of Tranche 1 Debentures issued and sold at the Tranche 1 Closing. The Company may deliver a Subsequent Tranche Notice no earlier than the expiration of the 30th Trading Day after the date that a registration statement (an "UNDERLYING SECURITIES REGISTRATION STATEMENT") contemplated by the Registration Rights Agreement, dated the date hereof, among the Purchasers and the Company substantially in the form of EXHIBIT B attached hereto (the "REGISTRATION RIGHTS AGREEMENT") covering, among other things, the shares of Common Stock issuable upon conversion of the Tranche 1 Debentures and the shares of Common Stock issuable upon exercise of the Tranche 1 Warrants has been declared effective by the Securities and Exchange

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Commission (the "COMMISSION") (provided, that Trading Days during which any
Purchaser (or its successors, permitted assigns or other successors in interest) is unable to resell securities under such Underlying Securities Registration Statement shall be added to such 30 Trading Day period), and no later than December 31, 1998 (the "TRANCHE 2 CLOSING EXPIRATION DATE"). The closing of the purchase and sale of the Tranche 2 Debentures (the "TRANCHE 2 CLOSING") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the fifteenth Trading Day after receipt by the Purchasers of the Subsequent Tranche Notice); PROVIDED that in no case shall the Tranche 2 Closing take place unless and until the conditions listed in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Tranche 2 Closing is hereinafter referred to as the "TRANCHE 2 CLOSING DATE." Notwithstanding anything to the contrary contained herein, the Company may, by written notice to each Purchaser provided prior to the Tranche 2 Closing Date, revoke such Subsequent Tranche Notice in the event that the closing sale price of the Common Stock, as reported by the American Stock Exchange or any other exchange or market on which the Common Stock is then traded, decreases by more than 20% from the date of the delivery of the Subsequent Tranche Notice and prior to the Tranche 2 Closing Date.

                           (ii)  At the Tranche 2 Closing,  (a) the Company
shall deliver (A) to each Purchaser (1) a pro rata portion of the principal amount (determined by reference to the principal amount of Tranche 1 Debentures issued and sold at the Tranche 1 Closing) of the Tranche 2 Debentures to be issued and sold thereat (or such other principal amount upon which the parties may agree) and the applicable Tranche 2 Warrant, each registered in the name of the appropriate Purchaser, (2) the legal opinions referenced in Section 4.1(k), substantially in the forms attached hereto as EXHIBIT E-1 and EXHIBIT E-2, respectively, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 2 Closing by the Company to the Purchasers pursuant to this Agreement; and (b) each Purchaser shall, severally and not jointly, deliver to the Company (1) the purchase price for the Tranche 2 Debentures being purchased by it at the Tranche 2 Closing, determined in accordance with Section 1.2(a)(i), in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Tranche 2 Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Tranche 2 Closing by such Purchaser pursuant to this Agreement. In the event that a Purchaser ("DEFAULTING PURCHASER") fails to purchase Tranche 2 Debentures in accordance with this Section 1.2(b)(ii) despite the performance by the Company of its obligations under this Section and the satisfaction by the Company of the conditions set forth in Section 4.1, the Company shall notify the non-Defaulting Purchaser or Purchasers of such failure whereby the non-Defaulting Purchaser or Purchasers shall have the option to purchase all or any portion of the remaining Tranche 2 Debentures within 5 Business Days from the later of the date it receives notice of such option and the Tranche 2 Closing Date. If no non-Defaulting Purchaser elects to purchase the remaining Tranche 2 Debentures, the Company may then assign the Defaulting Purchaser's rights hereunder to a third party, which party shall be reasonably acceptable to the non-Defaulting Purchaser or Purchasers, without further obligation to the Defaulting Purchaser to

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purchase the Tranche 2 Debentures. Failure by any Purchaser to buy Tranche 2
Debentures shall not affect the Company's obligations with respect to the Tranche 1 Debentures acquired by such Purchaser, which shall remain unaffected thereby.

        1.3 FORM OF DEBENTURES. The Tranche 1 Debentures shall be in the form of EXHIBIT A attached hereto. The Tranche 2 Debentures shall be identical to the Tranche 1 Debentures, mutatis mutandis, except that the Conversion Price (as defined below) for the Tranche 2 Debentures shall be reset as of the Original Issue Date (as defined below) for the Tranche 2 Debentures.

            For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE," "TRADING DAY" and "PER SHARE MARKET VALUE" shall have the meanings set forth in EXHIBIT A.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchasers:

                  (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of British Columbia, Canada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 2.1(A) (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate reasonably be expected to (x) adversely affect the legality, validity or enforceability of this Agreement, the Convertible Debentures, the Warrants (as defined in Section 3.17), or the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents (any of the foregoing, a "MATERIAL ADVERSE EFFECT").

                  (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the

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Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof shall constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, articles, by-laws or other charter documents (or their foreign equivalents).

                  (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(C). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in SCHEDULE 2.1(C), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Convertible Debentures and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or SCHEDULE 2.1(C), no Person (as defined below) beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (d) ISSUANCE OF CONVERTIBLE DEBENTURES AND WARRANTS. The Convertible Debentures and the Warrants are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Tranche 1 Closing Date and Tranche 2 Closing Date, as the case may be (each, a "CLOSING DATE" and, collectively, the "CLOSING DATES"), has and at all times while the Convertible Debentures and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Convertible Debentures, and in no

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circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 1,311,422 shares of Common Stock for issuance upon conversion of the Tranche 1 Debentures and Tranche 2 Debentures and (ii) the number of shares of Common Stock which would be issuable upon exercise in full of the Tranche 1 Warrants and Tranche 2 Warrants. The Company and the Purchasers agree that all liquidated damages and early redemption or repayment amounts payable pursuant to any Transaction Documents shall be paid in cash unless otherwise consented to by the Purchasers. The shares of Common Stock issuable upon conversion of Convertible Debentures and upon exercise of the Warrants are collectively referred to herein as the "Underlying Shares." When issued in accordance with the terms of the Convertible Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable. The Convertible Debentures, Warrants and Underlying Shares are collectively referred to herein as the "SECURITIES."

                  (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Articles (each as amended through the date hereof) or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal, state and foreign securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the business of the Company nor any Subsidiary is being conducted in violation of any applicable law, ordinance or regulation of any governmental authority which could, individually or in the aggregate, have a Material Adverse Effect.

                  (f) CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) the filing of the Underlying Securities Registration Statements with the Commission, which shall be filed in the time periods set forth in the Registration Rights Agreement, (ii) the applications for the listing of the Underlying Shares with the American Stock Exchange (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not reasonably be expected to have or result in, individually or in the aggregate, a Material

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Adverse Effect and to deliver to the Purchasers the Convertible Debentures or the Warrant (and, upon conversion or exercise thereof, the Underlying Shares) in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever (the "REQUIRED APPROVALS").

                  (g) LITIGATION; PROCEEDINGS. Except as specifically disclosed in the Disclosure Materials (as defined below), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against, or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body (Federal, state, local or foreign), or (iii) is in violation of any statute, rule or regulation of any governmental authority, except in each case as could not reasonably be expected to individually or in the aggregate have or result in, individually or in the aggregate, a Material Adverse Effect.

                  (i) PRIVATE OFFERING. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  (j) SEC DOCUMENTS. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS" and, together with the Schedules to this Agreement and any other information furnished by or on behalf of the Company in connection with the offer and sale of the Securities to the Purchasers, the "DISCLOSURE MATERIALS") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules

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


and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and the Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods shown, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect which has not been specifically disclosed in writing to the Purchasers by the Company. The Company last filed audited financial statements with the Commission on March 31, 1998 and has not received any comments from the Commission in respect thereof.

                 (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) CERTAIN FEES. Other than fees due and payable to Smith Barney, Inc. as set forth in the engagement letter previously furnished to the Purchasers, no fees or commissions will be payable by the Company to any broker, financial or investment advisor, placement agent finder, investment banker, bank or any other Person acting in a similar capacity with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, their respective employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

                  (m) SOLICITATION MATERIALS. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the Disclosure Materials or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (n) FORM S-3 ELIGIBILITY. The Company is, and at each Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                  (o) EXCLUSIVITY. The Company shall not issue and sell the Convertible Debentures to any Person other than the Purchasers and their respective Affiliates and managed funds, if any, other than with the specific prior written consent of the Purchasers.

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                  (p) LISTING MAINTENANCE REQUIREMENTS COMPLIANCE. The Company
has not in the two years preceding the date hereof received written notice from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                  (a) ORGANIZATON; AUTHORITY. Such Purchaser is a corporation duly incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Securities to be purchased by it hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities to be purchased by it hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                  (c) PURCHASER STATUS. At the time such Purchaser was offered the Convertible Debentures and the Tranche 1 Warrant to be purchased by it hereunder, it was, and at the date hereof, it is, and at each Closing Date (and on the Tranche 2 Closing Expiration Date, if applicable), it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) EXPERIENCE OF PURCHASER. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to

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

bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

                  (f) ACCESS TO INFORMATION. Each Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that such Purchaser believes is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                  (g) RELIANCE. Each Purchaser understands and acknowledges that
(i) the Convertible Debentures and the Warrants to be sold to it hereunder are being offered and sold to it in a private placement that is exempt from the registration requirements of the Securities Act and (ii) the availability of such exemption depends in part on and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1 TRANSFER RESTRICTIONS. (a) If any Purchaser should decide to dispose of any portion of the Securities held by it, each such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to, the registration requirements thereof. In connection with any transfer of any portion of the Securities other than pursuant to an effective registration statement or to the Company, the transferor shall provide notice thereof to the Company who may require the transferor thereof to provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

                  (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE AND/OR EXERCISABLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         [FOR CONVERTIBLE DEBENTURES ONLY] THIS CONVERTIBLE DEBENTURE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, DATED AS OF APRIL 23, 1998, EXECUTED BY THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF PLC SYSTEMS INC.

                  The Underlying Shares shall not contain the legend set forth above (or any other legend) if the conversion of Convertible Debentures or exercise of Warrants, as the case may be, pursuant to which such Underlying Shares are to be issued occurs at any time while the Underlying Securities Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from any legend at such time as such legends are no longer required pursuant to this Section.

         3.2 STOP TRANSFER INSTRUCTION. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

         3.3 FURNISHING OF INFORMATION. As long as any Purchaser owns Underlying Shares, the Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

         3.4 COPIES AND USE OF DISCLOSURE MATERIALS. The Company consents to the use of the Disclosure Materials, and any amendments and supplements thereto, by the Purchasers in connection with resales of Securities other than pursuant to an effective Underlying Securities Registration Statement.

         3.5 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as any Purchaser may reasonably request and shall continue such qualification at all times through the third anniversary of the last Closing Date; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

         3.6 INTEGRATION. The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue or sale of any of the Securities to any Purchaser.

         3.7 PURCHASER OWNERSHIP OF COMMON STOCK. Each of the Purchasers agrees not to use its ability to convert Debentures and exercise Warrants to the extent such conversion or exercise would result in it beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures and exercise of the Warrants held by it after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether Debentures are convertible by a Purchaser (in relation to other securities owned by it) and of what portion thereof are convertible shall be in the sole discretion of such Purchaser, and the submission of Debentures for conversion shall be deemed to be such Purchaser's determination of whether such Debentures are convertible (in relation to other securities owned by it) and of which portion of its Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Purchaser to convert Debentures at such time as such conversion will not violate the provisions of this Section. The provisions of this Section may be waived by a Purchaser (but only as to itself) upon not less than

75 days prior notice to the Company, and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver).

         3.8 LISTING AND RESERVATION OF UNDERLYING SHARES. The Company shall (a) not later than the fifth Business Day following the Tranche 1 Closing Date prepare and file with the American Stock Exchange (as well as any other national securities exchange or market on which the Common Stock is then listed or traded) an additional shares listing application covering all of the Underlying Shares that are issuable in respect of conversions of Debentures, and exercise of Warrants which number shall initially not be less than the sum of 640,000 Underlying Shares reserved for issuance upon conversion of Tranche 1 Debentures and 4,864 shares reserved for issuance upon exercise of Tranche 1 Warrants and Tranche 2 Warrants); (b) take all steps necessary to cause such shares to be approved for listing in the American Stock Exchange (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter; and (c) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange. If the Tranche 2 Warrants are issued and delivered on or after the Tranche 2 Closing Expiration Date, the Company shall (not later than five Business Days thereafter) prepare and file with the American Stock Exchange (as well as any other national securities exchange or market on which the Common Stock is then listed or traded) an additional shares listing application covering the number of Underlying Shares issuable upon exercise in full of the Tranche 2 Warrants, and take all steps necessary to cause such shares to be approved for listing thereon as soon as possible thereafter.

         (b) The Company shall reserve for issuance upon conversion of the Convertible Debentures and upon exercise of the Warrants in accordance with their terms the number of shares to be listed on the American Stock Exchange (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 3.8(a). Shares of Common Stock reserved for issuance upon the conversion of the Convertible Debentures as set forth in Section 3.8(a)(i)(1) and Section 3.8(a)(ii)(1), as the case may be, shall be allocated pro rata to each of the Purchasers in accordance with the principal amount of Convertible Debentures issued and delivered to such Purchaser at the Tranche 1 Closing or the Trance 2 Closing, as applicable.

         3.9 CONVERSION PROCEEDURES. EXHIBIT D attached hereto sets forth the procedures with respect to the conversion of the Convertible Debentures, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered by or on behalf of the Company to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise their right of conversion smoothly and expeditiously.

         3.10 PURCHASERS' RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED OR DELISTED. If at any time while any Purchaser (or any assignee thereof) owns any Securities trading in the shares of the Common Stock is suspended on or delisted from the American Stock Exchange or any other principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information) for more than three Trading Days, at the option of any Purchaser exercisable by written notice to the Company delivered within 60 days of notice of such suspension or delisting, the Company shall repay in cash the entire principal amount of then outstanding Convertible Debentures held by such Purchaser and redeem all then outstanding Underlying Shares then held by such Purchaser in cash, at an aggregate purchase price equal to the sum of (I) the aggregate outstanding principal amount of Convertible Debentures then held by such Purchaser multiplied by (1) the average Per Share Market Value for the five
(5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the repurchase price calculated under this Section, whichever is greater, divided by (2) the Conversion Price on the date of the repurchase notice, (II) the aggregate of all non-principal amounts then payable in respect of all Convertible Debentures to be repaid, (III) the number of Underlying Shares then held by such Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the repurchase price calculated under this Section, whichever is greater, and (IV) interest on the amounts set forth in I - III above accruing from the 5th day after such notice until the repurchase price under this Section is paid in full at the rate of 15% per annum. The Company shall provide written notice of any prepayment demand made pursuant to this Section to each other holder of Securities within 24 hours of its receipt thereof.

         3.11 NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if the repurchase of Convertible Debentures and/or redemption of Underlying Shares otherwise required under this Agreement would be prohibited by applicable law, such repurchase shall be effected as soon as it is permitted under such law; PROVIDED, HOWEVER, that interest payable by the Company with respect to any such repurchase and/or redemption shall continue to accrue in accordance with Section 3.10.

         3.12 USE OF PROCEEDS. The Company shall use all of the net proceeds from the placement of the Securities for working capital purposes, which may include the acquisition of complementary businesses or products, and not for the satisfaction of any portion of Company or Subsidiary debt, or to redeem Company equity or equity-equivalent securities in excess of, in the aggregate (for all such satisfactions and redemptions) $1,000,000. Pending application of the proceeds of this placement in the manner permitted hereby the Company will invest such proceeds in interest bearing accounts and short-term, investment grade interest bearing securities.

         3.13 NOTICE OF BREACHES. (a) Each of the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Tranche 1

Closing, the Tranche 1 Closing Date, with respect to the Tranche 2 Closing, the Tranche 2 Closing Date which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. The Company shall give such notice to each Purchaser. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement, and no such disclosure by any Purchaser shall affect the rights of and obligations owing to the nondisclosing Purchasers under the Transaction Documents.

         (b) Notwithstanding the generality of Section 3.14(a), the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Convertible Debentures a copy of any written statement in support of or relating to such claim or notice.

         (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser.

         3.14 CONVERSION OBLIGATIONS OF THE COMPANY. The Company covenants to honor conversions of Convertible Debentures and exercise of Warrants and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Convertible Debentures and Warrants.

         3.15 RIGHT OF FIRST REFUSAL; SUBSEQUENT REGISTRATIONS; CERTAIN COMPANY ACTIONS. (a) The Company shall not, directly or indirectly, without the prior written consent of Southbrook and, on behalf of Brown Simpson Limited and Brown Simpson LP, Brown Simpson Asset Management, LLC ("BROWN SIMPSON MANAGEMENT"), offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity or equity-equivalent securities at a price which is on the face thereof or implied therein, less than either the market price or fair market value for such securities (a "SUBSEQUENT FINANCING") for a period of 100 days after the last to occur of the Tranche 1 Closing Date or the Tranche 2 Closing Date (or, if later, the Tranche 2 Closing Expiration Date), except (i) the granting of options to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding options and to the extent disclosed in
SCHEDULE 2.1(A), (iii) shares of Common Stock issued upon conversion of Convertible Debentures and exercise of Warrants, (iv) shares issued or issuable in connection with any registered primary public offering of the Company's securities or in any private financing under which gross proceeds to the Company is at least $25,000,000 (provided, that Southbrook and Brown Simpson Management shall have the option to purchase up to 33% of any such private financing), (v) any securities issued or issuable to any entity (or its stockholders) acquired by the Company in a merger, stock or asset acquisition or similar transaction, or
(vi) any securities issued by the Company in connection with any technology transfer or license agreement or marketing or similar joint venture agreement, unless (A) the Company delivers to each of Southbrook and Brown Simpson Management a written notice (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be affected, and a term sheet or similar document relating thereto (which shall be attached to such Subsequent Financing Notice) and (B) neither Southbrook nor Brown Simpson Management shall have notified the Company by 5:00 p.m. (Eastern Time) on the fifth Business Day after its receipt of the Subsequent Financing Notice of its willingness to provide (or to cause its sole designee to provide) such Subsequent Financing, subject to completion and negotiation of definitive documentation therefor, on substantially the terms set forth in the Subsequent Financing Notice. If neither Southbrook nor Brown Simpson Management notifies the Company of its intention to provide such Subsequent Financing within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; PROVIDED, that the Company shall provide each of Southbrook and Brown Simpson Management with a second Subsequent Financing Notice, and each of Southbrook and Brown Simpson Management shall again have the right of first refusal set forth above in this Section 3.15(a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice. If Southbrook and Brown Simpson Management indicate a willingness to provide Subsequent Financing in an amount that, in the aggregate, exceeds the amount indicated in the Subsequent Financing Notice, then Southbrook (or its designee) shall have the right to provide up to 80% and Brown Simpson (or its designee) shall have the right to provide up to 20% of such Subsequent Financing.

                  (b) Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall, for a period of not less than 90 Trading Days after the date that the Underlying Shares Registration Statement relating to the securities issued at the last to occur of the Tranche 1 Closing Date or Tranche 2 Closing Date (or, if later, the Tranche 2 Closing Expiration Date) is declared effective by the Commission, not, without the prior written consent of Purchasers, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company. Any days that any Purchaser is unable to sell Underlying Shares under an Underlying Securities Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

                  (c) As long as there are Convertible Debentures outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of Purchasers, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchasers;
(ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock (except Underlying Shares and shares repurchased from employees of the Company upon their termination of employment with the Company not in excess of $1,000,000 in aggregate); or (iii) enter into any agreement with respect to any of the foregoing. Any repurchase of Convertible Debentures or Underlying Shares must be offered pro rata among the Purchasers in accordance with their then held respective principal amount of Convertible Debentures.

         3.16 THE WARRANTS. (a) At the Tranche 1 Closing the Company shall issue and deliver (i) to Southbrook, a Common Stock purchase warrant (the "TRANCHE 1 SOUTHBROOK WARRANT") entitling Southbrook to purchase, on the terms and conditions set forth therein, 3,891 shares of Common Stock at a price per share equal to the Tranche 1 Warrant Exercise Price (as defined below); (ii) to Brown Simpson LP, a Common Stock purchase warrant (the "TRANCHE 1 BROWN SIMPSON LP WARRANT") entitling Brown Simpson LP to purchase, on the terms and conditions set forth therein, 243 shares of Common Stock at a price per share equal to the Tranche 1 Warrant Exercise Price; and (iii) to Brown Simpson Limited, a Common Stock purchase warrant (the "TRANCHE 1 BROWN SIMPSON LIMITED WARRANT," and together with the Southbrook Tranche 1 Warrant and the Brown Simpson LP Tranche 1 Warrant, the "TRANCHE 1 Warrants") entitling Brown Simpson Limited to purchase, on the terms and conditions set forth therein, 730 shares of Common Stock at an exercise price per share equal to the Tranche 1 Warrant Exercise Price. The "TRANCHE 1 WARRANT EXERCISE PRICE" shall be equal to 125% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Tranche 1 Closing Date.

                  (b) At the earlier to occur of the Tranche 2 Closing Date or the Tranche 2 Closing Expiration Date, the Company shall issue and deliver (i) to Southbrook, a Common Stock purchase warrant entitling Southbrook to purchase, on the terms and conditions set forth therein, a number of shares of Common Stock equal to (A) if the Tranche 2 Warrants are issued on the Tranche 2 Closing Date, 1% of the purchase price to be paid by Southbrook for the Tranche 2 Debentures to be issued and sold to it at the Tranche 2 Closing or (B) if the Tranche 2 Warrants are to be issued and delivered on the Tranche 2 Closing Expiration Date, the number of shares to which the Tranche 1 Southbrook Warrant entitled Southbrook to purchase, at a price per share equal to the Tranche 2 Warrant Exercise Price (as defined below); (ii) to Brown Simpson LP, a Common Stock purchase warrant entitling Brown Simpson LP to purchase, on the terms and conditions set forth therein, a number of shares of Common Stock equal to (A) if the Tranche 2 Warrants are issued and delivered on the Tranche 2 Closing Date, 1% of the purchase price to be paid by Brown Simpson LP for the Tranche 2 Debentures to be issued and sold to it at the Tranche 2 Closing or (B) if the Tranche 2 Warrants are to be issued and delivered on the Tranche 2 Closing Expiration Date, the number of Shares to which the Tranche 1 Brown Simpson LP Warrant entitled Brown Simpson LP to purchase, at a price per share equal to the Tranche 2 Warrant Exercise Price; and (iii) to Brown Simpson Limited, a Common Stock purchase warrant entitling Brown Simpson Limited to purchase, on the terms and conditions set forth therein, a number of shares of Common Stock equal to (A) if the Tranche 2 Warrants are issued on the Tranche 2 Closing Date, 1% of the purchase price to be paid by Brown Simpson Limited for the Tranche 2 Debentures to be issued and sold to it at the Tranche 2 Closing or (B) if the Tranche 2 Warrants are to be issued and delivered on the Tranche 2 Closing Expiration Date, the number to which the Tranche 1 Brown Simpson Limited Warrant entitled Brown Simpson Limited to purchase, at a price per share equal to the Tranche 2 Warrant Exercise Price. The "TRANCHE 2 WARRANT EXERCISE PRICE" shall equal (a) if the Tranche 2 Warrants are issued and delivered on the Tranche 2 Closing Date, 125% of the average Per Share Market Value for the five (5) Trading Days immediately preceding such date or (b) if the Tranche 2 Warrants are to be issued and delivered on the Tranche 2 Closing Expiration Date, 125% of the average Per Share Market Value for the five
(5) Trading Days immediately preceding such date. The Common stock purchase Warrants described in this paragraph are collectively referred to herein as the "TRANCHE 2 WARRANTS, and the Tranche 1 Warrants and the Tranche 2 Warrants are collectively referred to herein as the "WARRANTS." In each case of determining the number of shares issuable on exercise of the Tranche 2 Warrants if such warrants are issued on the Tranche 2 Closing Date, such number shall be determined by Smith Barney, Inc. using the Black-Scholes pricing model.

                  (c) The Warrants shall be substantially in the form of EXHIBIT
C. The failure of a Tranche 2 Closing with respect to any Purchaser due to a failure by the Company to timely deliver a Subsequent Tranche Notice or to satisfy all of the conditions set forth in section 4.1 shall not affect the Company's obligation to issue and deliver Tranche 2 Warrants on the Tranche 2 Closing Expiration Date.

         3.17 TRANSACTIONS IN THE COMMON STOCK. The Purchasers will not establish a short position in the Common Stock during the fifteen (15) Trading Days after receipt of a Subsequent Funding Notice and prior to the Tranche 2 Closing Date. Any existing short position may be maintained.

         3.18 LIMITING AGREEMENTS. So long as Convertible Debentures are outstanding, the Company will not enter into a contract, agreement or understanding that would restrict the Company's ability to pay principal, liquidated damages or penalty interest pursuant to any Transaction Documents.

         3.19 LIMITATION ON AMOUNT OF TRANCHE 2 FINANCING. Notwithstanding anything to the contrary contained herein, if the Company shall not have previously obtained Stockholder Approval as contemplated under Section 4(a)(ii) of EXHIBIT A, then the Company may not require the Purchasers to acquire, and the amount of financing indicated on any Subsequent Tranche

Notice shall be reduced as necessary so that the Purchasers shall be required to acquire a principal amount of Tranche 2 Debentures equal to no more than the Maximum Amount. The Maximum Amount shall be a principal amount of Tranche 2 Debentures that, if converted in full in accordance with their terms as at the Tranche 2 Closing Date, would result in the issuance to the Purchasers of a number of Underlying Shares equal to one half of the amount by which (i) the Issuable Maximum (as defined in Section 4(a)(ii) of EXHIBIT A), exceeds (ii) the sum of (A) any Underlying Shares theretofore issued on conversion of the Tranche 1 Debentures, plus (B) 200% of the number of Underlying Shares as would be issuable upon conversion in full of any principal amount of Tranche 1 Debentures then outstanding (assuming such conversions occurred in full on the Tranche 2 Closing Date), plus (C) 1,979,572 shares of Common Stock.


                                   ARTICLE IV

                                   CONDITIONS

         4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS
TO PURCHASE THE TRANCHE 2 DEBENTURES. The obligation of each Purchaser hereunder to acquire and pay for Tranche 2 Debentures is subject to the satisfaction or waiver by such Purchaser at or before the Tranche 2 Closing of each of the following conditions:

                  (a) TRANCHE 1 CLOSING. The Tranche 1 Closing shall have occurred;

                  (b) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Tranche 2 Closing Date as though made on and as of such date;

                  (c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Tranche 2 Closing Date;

                  (d) UNDERLYING SECURITIES REGISTRATION STATEMENTS. The Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion and exercise of all outstanding Tranche 1 Debentures and Tranche 1 Warrants shall have been declared effective under the Securities Act by the Commission and such Underlying Registration Statement shall have remained effective and shall not be subject to any stop order and no stop order shall be pending or threatened as at the Tranche 2 Closing Date;

                  (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Securities;

                  (f) MANAGEMENT. Neither Dr. Robert I. Rudko nor William C. Dow shall have left the Company or suffered a voluntary or involuntary material lessening of responsibility as Chairman or Chief Executive Officer (as the case may be) and, if the Company shall deliver a Subsequent Tranche Notice after October 23, 1998, the Company shall have previously hired a Chief Financial Officer;

                  (g) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on the American Stock Exchange (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the American Stock Exchange, the Common Stock is then listed and approved for trading on the New York Stock Exchange, Nasdaq National Market or Nasdaq SmallCap Market within one
(1) Trading Day thereof);

                  (h) LISTING OF COMMON STOCK. The Common Stock shall have been at all times between the Tranche 1 Closing Date and the Tranche 2 Closing Date, and on the Tranche 2 Closing Date shall be, listed for trading on the American Stock Exchange, New York Stock Exchange, Nasdaq National Market or Nasdaq SmallCap Market;

                  (i) CHANGE OF CONTROL. No Change of Control in the Company shall have occurred since the Tranche 1 Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual, group (as defined in Rule 13d-1 promulgated under the Exchange Act), or legal entity of in excess of 30% of the voting securities of the Company,
(ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

                  (j) LEGAL OPINIONS. The Company shall have delivered to such Purchaser opinions of outside legal counsel to the Company in substantially the forms attached hereto as EXHIBIT E-1 and EXHIBIT E-2, and dated the Tranche 2 Closing Date;

                  (k) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

                  (l) SHARES OF COMMON STOCK. On the Tranche 2 Closing Date the Company shall have reserved for issuance to the Purchasers the number of shares of Common

 Stock specified in Section 3.8(a)(ii);

                  (m) DELIVERY OF SECURITIES. The Company shall have delivered to Robinson Silverman (or such other Person acceptable to such Purchaser and the Company) in escrow pending the Tranche 2 Closing the Tranche 2 Convertible Debentures and Tranche 2 Warrants being purchased at the Tranche 2 Closing by such Purchaser, registered in the name of such Purchaser, each in form satisfactory to Robinson Silverman (or such other Person);

                  (n) PERFORMANCE OF CONVERSION/EXERCISE OBLIGATIONS. The Company shall have (a) delivered Underlying Shares upon conversion of Tranche 1 Convertible Debentures and exercise of Tranche 1 Warrants and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Tranche 1 Convertible Debentures and Tranche 1 Warrants; and

                  (o) MARKET PRICE OF COMMON STOCK. The closing sale price of the Common Stock as reported by the American Stock Exchange or any other exchange or market on which the Common Stock is then listed shall be the greater of at least $8.00 per share for each of the fifteen (15) Trading Days immediately preceding each of the date of Subsequent Tranche Notice and the Tranche 2 Closing Date, provided that, in either case, all material information regarding the Company has been publicly disseminated on a timely basis, whether or not the Company has a duty under federal securities laws to disclose such information.



                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement PROVIDED, that the Company shall pay the fees due and payable to Brown Simpson as set forth in the engagement letter previously furnished to Purchasers. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

         5.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Convertible Debentures and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

       If to the Company:          PLC Systems Inc.
                                   10 Forge Park
                                   Franklin, MA 02038
                                   Attn: William C. Dow, Chief Executive Officer
                                   Facsimile No.:  (508) 541-7990

       With copies to:             Mintz, Levin, Cohn, Ferris, Glovsky and
                                   Popeo, P.C.
                                   One Financial Center
                                   Boston, MA 02111
                                   Attn: Neil H. Aronson
                                   Facsimile No.: (617) 542-2241

       If to Southbrook:           Southbrook International Investments, Ltd
                                   c/o Trippoak Advisors, Inc.
                                   630 Fifth Avenue, Suite 2000
                                   New York, NY 10111
                                   Facsimile No.: (212) 32-3256
                                   Attn: Robert L. Miller

       If to Brown Simpson LP:     Brown Simpson Strategic Growth Fund, L.P.
                                   152 West 57th Street, 40th Floor
                                   New York, New York 10019
                                   Facsimile No.: (212) 247-1329
                                   Attn: Mitchell Kaye

       If to Brown Simpson
       Limited:                    Brown Simpson Strategic Growth Fund, Ltd.
                                   152 West 57th Street, 40th Floor
                                   New York, New York 10019
                                   Facsimile No.: (212) 247-1329
                                   Attn: Mitchell Kaye

         With copies
         in the case of any
         Purchasers to:                   Robinson Silverman Pearce
                                          Aronsohn & Berman LLP
                                          1290 Avenue of the Americas
                                          New York, NY 10104
                                          Facsimile No.: (212) 541-4630
                                          Attn: Kenneth L. Henderson

or such other address as may be designated in writing hereafter, in the same manner, by such person.

         5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in
Section 2.2. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

         5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to Section 3.15, which is intended in part for the benefit of and which may be enforced by Brown Simpson Management, and with respect to permitted assignees under Section 5.6, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         5.8 GOVERNING. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

         5.9 SURVIVAL. The agreements and covenants contained in ARTICLE III, IV and this ARTICLE V shall survive the delivery and conversion of the Convertible Debentures pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in ARTICLE II shall survive until a date that is three years after the last Closing Date.

         5.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 PUBLICITY. The Company shall consult with each Purchaser and each Purchaser shall consult with the Company prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and the Company shall not issue any such press release or otherwise make any such public statement without the prior written consent of each Purchaser and the Purchasers shall not issue any such press release or otherwise make any public statement without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing parties shall provide the other parties with prior notice of such public statement.

         5.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed as of the date first indicated above.


                               Company:

                               PLC SYSTEMS INC.


                               By:/s/ Patricia L. Murphy
                                  ----------------------
                                      Patricia L. Murphy
                                      Chief Financial Officer




                               Purchasers:

                               SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.


                               By:/s/ Kenneth L. Henderson
                                  ------------------------
                                      Kenneth L. Henderson
                                      Attorney-in-Fact


                               BROWN SIMPSON STRATEGIC
                                 GROWTH FUND, LTD.


                               By:/s/ Mitchell Kaye
                                  -----------------
                                      Mitchell Kaye
                                      Principal


                               BROWN SIMPSON STRATEGIC
                                 GROWTH FUND, L.P.


                               By:/s/ Mitchell Kaye
                                  -----------------
                                      Mitchell Kaye
                                      Principal

                                                                 SCHEDULE 2.1(A)


                                  SUBSIDIARIES


---------------------------------------------------- ------------------------------ ================================

                       NAME                                  Jurisdiction                     Percentage
                                                                  of                           of Equity
                                                             ORGANIZATION                  Securities Owned
                                                                                            BY THE COMPANY
---------------------------------------------------- ------------------------------ ================================
PLC Medical Systems, Inc.                            Delaware                                    100%
---------------------------------------------------- ------------------------------ ================================
PLC Sistemas Medicos Internacionais, Lda             Portugal                                    100%
---------------------------------------------------- ------------------------------ ================================
PLC Sistemas Medicos GmbH                            Germany                                     100%
---------------------------------------------------- ------------------------------ ================================
PLC Medical Systems AG                               Switzerland                                 100%
---------------------------------------------------- ------------------------------ ================================
PLC Medical Systems Asia/Pacific Pte Ltd.            Singapore                                   100%
---------------------------------------------------- ------------------------------ ================================
PLC Medical Systems France                           France                                      100%
---------------------------------------------------- ------------------------------ ================================
PLC Medical Systems Australia Pty. Ltd.              Australia                                   100%
---------------------------------------------------- ------------------------------ ================================

                                                              EXHIBIT 2.1(c)






                       PLC SYSTEMS CAPITALIZATION TABLE


         Shares Authorized                              25,000,000
         Shares O/S @ 04/22/98                         (18,980,081)
         Shares reserved for options outstanding        (2,804,983)
         Shares reserved for warrants outstanding         (150,000)
                                                       ------------
         Balance Remaining                               3,064,936